FORM OF PROXY CARD

Tongjitang Chinese Medicines Company 5th Floor, Block B Nanshan Medical Device Park 1019 Nanhai Avenue, Nanshan District Shenzhen, 518067 Guangdong Province People’s Republic of China
VOTE BY INTERNET - www._________________.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - _______________________

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to _____________________.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposal(s):

1. To approve the merger and the adoption of the agreement and plan of merger, dated as of October 29, 2010 (the "Merger Agreement"), by and among Tongjitang, Hanmax Investment Limited, a British Virgin Islands company wholly owned by Mr. Xiaochun Wang, chairman of the board of directors of Tongjitang, Fosun Industrial Co., Limited, and Tonsun International Company Limited, a Cayman Islands company wholly owned by Hanmax and Fosun, as it may be amended from time to time , and the other transactions contemplated thereby .

2. To adjourn or postpone the extraordinary general meeting, if necessary or appropriate, to solicit additional proxies in the event that there are insufficient votes at the time of the meeting to approve the merger and adopt the Merger Agreement , and the other transactions contemplated thereby .

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Proxy— TONGJITANG CHINESE MEDICINES COMPANY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby authorizes __________________ or __________________, as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Extraordinary General Meeting of Tongjitang Chinese Medicines Company (the “Company”) to be held at the Company’s offices at 5th Floor, Block B, Nanshan Medical Device Park, 1019 Nanhai Avenue, Nanshan District, Shenzhen, 518067 Guangdong Province, People’s Republic of China at ________________ a.m., or at any postponements or adjournments thereof, and instructs said Proxies to vote as stated on the reverse side.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have the authority to vote FOR Proposal 1 and Proposal 2 and in accordance with the discretion of the Proxies on any other matters as may properly come before the Extraordinary General Meeting.